UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2018

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 5, 2018, Carr, Riggs & Ingram, LLC (“CRI”) provided notice of its resignation as the independent registered public accounting firm of Liberty Tax, Inc. (the “Company”), effective as of the same date. CRI’s decision to resign was not recommended or approved by either the Audit Committee or the Board of Directors of the Company. The Company is currently in the process of identifying a successor independent registered public accounting firm.

CRI did not complete any audits of the Company’s financial statements, and, therefore, CRI did not issue an adverse opinion or disclaimer of opinion, and no report was qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through the date of this Current Report on Form 8-K, there were (i) no disagreements between the Company and CRI on accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of CRI, would have caused them to make reference to the disagreement in their reports, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company will authorize CRI to respond fully to the inquiries of the successor independent registered public accounting firm, which has yet to be selected.

The Company has provided CRI with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K, and has requested that CRI furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of CRI’s letter, dated June 7, 2018, confirming CRI’s agreement with these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2018, the Company entered into new employment agreements (each, an “Employment Agreement”) with Nicole Ossenfort, the Company’s President and Chief Executive Officer, Shaun York, the Company’s Chief Operating Officer, and Ryan Dodson, the Company’s Chief Strategy Officer, effective as of February 19, 2018, as approved by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company.

The initial term of each Employment Agreement ends on April 30, 2019. Each Employment Agreement provides that the term shall be automatically extended for successive one-year periods unless written notice of non-renewal is provided by either party at least 90 days prior to the expiration of the then current term.

Under Ms. Ossenfort’s Employment Agreement, she is entitled to an annual base salary of $450,000. Ms. Ossenfort is also entitled to a one-time signing bonus consisting of the following components: (i) $225,000 payable in cash, (ii) restricted stock units valued at $325,000 as of the date of grant which vest in three equal installments over a three-year period, and (iii) stock options valued at $325,000 as of the date of grant which vest in three equal installments over a three-year period. Ms. Ossenfort is also entitled to an annual bonus with a target maximum of 80% of her base salary as of the last day of the previous fiscal year, if, as and when annual bonuses payable to other executive officers of the Company are paid.

Under Mr. York’s Employment Agreement, he is entitled to an annual base salary of $300,000. Mr. York is also entitled to a one-time signing bonus consisting of the following components: (i) $150,000 payable in cash, (ii) restricted stock units valued at $200,000 as of the date of grant which vest in three equal installments over a three-year period, and (iii) stock options valued at $200,000 as of the date of grant which vest in three equal installments over a three-year period. Mr. York is also entitled to an annual bonus with a target maximum of 80% of his base salary as of the last day of the previous fiscal year, if, as and when annual bonuses payable to other executive officers of the Company are paid.

Under Mr. Dodson’s Employment Agreement, he is entitled to an annual base salary of $300,000. Mr. Dodson is also entitled to a one-time signing bonus consisting of the following components: (i) $150,000 payable in cash, (ii) restricted stock units valued at $200,000 as of the date of grant which vest in three equal installments over a three-year period, and (iii) stock options valued at $200,000 as of the date of grant which vest in three equal installments over a three-year period. Mr. Dodson is also entitled to an annual bonus with a target maximum of 80% of his base salary as of the last day of the previous fiscal year, if, as and when annual bonuses payable to executive officers of the Company are paid.

The restricted stock unit awards and stock option awards as described above will be subject to the terms and conditions set forth in the applicable plan and award agreements.

Ms. Ossenfort, Mr. York, and Mr. Dodson are each entitled to employee and executive benefits, perquisites, reimbursement of expenses and vacation consistent with the benefits provided to executive officers and as otherwise set forth in each of their respective Employment Agreements. Ms. Ossenfort, Mr. York, and Mr. Dodson are also entitled to one-time payments of $75,000, $90,000, and $75,000 respectively, for relocation expenses (if, prior to March 15, 2019, in either case, he or she has purchased a home or signed a lease of at least 12 months in duration) and a temporary housing stipend of $2,000 per month for the period of February 19, 2018 through April 30, 2019.

Each Employment Agreement also entitles each of Ms. Ossenfort, Mr. York, and Mr. Dodson to severance benefits upon certain qualifying terminations of their respective employment.

If their respective Employment Agreement is terminated for any reason, he or she will be entitled to receive: (i) the base salary earned but not yet paid for services rendered to the Company on or prior to the date on which the employment period ends; (ii) any annual bonus awarded by the Board prior to the date of the Company’s receipt of the notice of termination for services rendered in any fiscal year which had been completed prior to the date on which the employment period ends and which had not previously been paid (provided that the Board did not impose a requirement that he or she be employed on the payment date); (iii) any business expenses incurred on or prior to the date on which the employment period ends that are eligible for reimbursement in accordance with the Company's expense reimbursement policies as then in effect; and (iv) any vested benefits to which he or she is entitled under the Company’s employee benefit plans and any welfare benefits to which he or she is entitled in accordance with the terms of the Company’s welfare plans (collectively, the “Accrued Rights”).

Subject to the execution of a form of release by Ms. Ossenfort, Mr. York, and Mr. Dodson, as applicable, if, during the employment term his or her respective Employment Agreement is terminated by the Company without Cause (as defined in his or her Employment Agreement) or by Ms. Ossenfort, Mr. York, or Mr. Dodson for Good Reason (as defined in his or her Employment Agreement), he or she will be entitled to receive: (i) an amount equal to the Accrued Rights, (ii) an amount equal to 12 months of his or her then-current base salary as severance, paid in equal installments continuing for a 12-month period following the date of termination; (iii) the accelerated vesting of any incentive stock awards, including, but not limited to, stock options, stock appreciation rights, restricted stock and dividend equivalent rights, that were not vested as of the date of his or her termination, (iv) continued medical insurance coverage at the Company’s expense for a period of 12 months following the date of termination, unless he or she becomes reemployed with another employer and is eligible to receive such benefits from that employer, and (v) to the extent permitted under the terms and conditions of any life insurance policy, the ability to convert such policy to an individual policy.

The Employment Agreements also provide that Ms. Ossenfort, Mr. York, and Mr. Dodson may not disclose or use any confidential information of the Company during or after the term of the Employment Agreement. During his or her employment with the Company and for a period of 12 months following termination of his or her employment for any reason, he or she is also precluded from engaging or assisting in any business that is in competition with the Company and from soliciting any Company (or its subsidiaries or affiliates) officer, employee, franchisee or agent or any former employee, officer or agent of the Company (or its subsidiaries or affiliates).

The foregoing descriptions of the Employment Agreements are summaries only, do not purport to be complete, and are qualified in their entirety by reference to the complete text of the Employment Agreements which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated by reference as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of June 1, 2018 and effective as of February 19, 2018, by and among Liberty Tax, Inc., JTH Tax, Inc. and Nicole Ossenfort.

10.2	Employment Agreement, dated as of June 1, 2018 and effective as of February 19, 2018, by and among Liberty Tax, Inc., JTH Tax, Inc. and Shaun York.

10.3	Employment Agreement, dated as of June 1, 2018 and effective as of February 19, 2018, by and among Liberty Tax, Inc., JTH Tax, Inc. and Ryan Dodson.

16.1	Letter from Carr, Riggs & Ingram, LLC dated June 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: June 7, 2018	By:	/s/ Nicole Ossenfort
Nicole Ossenfort
President and Chief Executive Officer